UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2007

McCormick & Schmick’s Seafood Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 SW Washington Street

Suite 550

Portland, Oregon 97205

(Address of principal executive offices)

(503) 226-3440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 7, 2007, McCormick & Schmick’s Seafood Restaurant, Inc. (the “Company”) issued a press release reporting its financial results for the fiscal third quarter ended September 29, 2007. The press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On November 7, 2007, the Company entered into a commitment letter with Bank of America Securities to increase available borrowing under its senior credit facility up to $150.0 million. The larger senior credit facility is subject to execution of definitive documentation and the satisfaction of customary closing conditions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 99.1.	Press Release issued by McCormick & Schmick’s Seafood Restaurants, Inc. dated November 7, 2007 regarding earnings and an increase in its credit facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc.

Date: November 7, 2007	By:	/s/ EMANUEL N. HILARIO
	Name:	Emanuel N. Hilario
	Title:	Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by McCormick & Schmick’s Seafood Restaurants, Inc. dated November 7, 2007 regarding earnings and an increase in its credit facility